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                           SUBSIDIARIES OF THE REGISTRANT



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      NAME OF SUBSIDIARY                          JURISDICTION WHERE         NAMES UNDER WHICH SUBSIDIARY DOES
                                                      ORGANIZED                           BUSINESS
Galion, Inc.                                          Delaware                         Valentec Galion
                                                                                    Valentec Galion, Inc.
                                                                        Galion, a Division of Valentec International
                                                                                         Corporation
Valentec Systems, Inc.                                Delaware

ASCI Holdings Germany (DE), Inc.                      Delaware

ASCI Holdings Mexico (DE), Inc.                       Delaware

ASCI Holdings UK (DE), Inc.                           Delaware

ASCI Holdings Czech (DE), Inc.                        Delaware

ASCI Holdings Asia (DE), Inc.                         Delaware

Phoenix Airbag Verwaltungs GmbH                        Germany

Phoenix Airbag GmbH & Co. KG                           Germany

Automotive Safety Components
International S.A. de C.V.                             Mexico

Automotive Safety Components                       United Kingdom
International Limited

Automotive Safety Components Asia -
Pacific Ltd.

Automotive Safety Components                       Czech Republic
International, s.r.o.

Automotive Safety Components                          Delaware                       Valentec Automotive
International, Inc.                                                                    Valentec Wells

Valentec International Corporation                    Delaware                      Valentec Wells, Inc.
                                                                             Valentec Wells Division of Valentec
                                                                                     International Corp.

Safety Components Fabric Technologies,                Delaware
Inc.
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